Exhibit 10.1

NOTE PURCHASE AGREEMENT

by and between

PFIZER INC.

and

MONOGRAM BIOSCIENCES, INC.

Dated as of May 5, 2006

i

ii

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (“Agreement”) is made as of May 5, 2006 (the “Effective Date”), by and between MONOGRAM BIOSCIENCES, INC., a Delaware corporation with its principal place of business at 345 Oyster Point Boulevard, South San Francisco, California 94080 (the “Company”), and PFIZER INC., 235 East 42nd Street, New York, NY 10017 (subject to Section 11.10(a), the “Purchaser”).

WHEREAS, the Company wishes to sell to the Purchaser, and Purchaser wishes to purchase from the Company, a 3% Senior Secured Convertible Note in the principal amount of $25,000,000 and in the form attached hereto as Exhibit A (the “Note”), on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, immediately prior to the execution of this Agreement, the Company and Purchaser entered into a Collaboration Agreement (as such agreement may be amended from time to time, the “Collaboration Agreement”).

WHEREAS, in connection with issuing and selling the Note to the Purchaser, the Company and the Purchaser into a Security Agreement dated as of the Effective Date (as such agreement may be amended from time to time, the “Security Agreement” and together with the Note and this Agreement, the “Transaction Documents”).

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1. AUTHORIZATION OF SALE OF THE SECURITIES; SALES OF ADDITIONAL SECURITIES. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance of the Note and the shares of Common Stock issuable upon conversion thereof (collectively, the “Securities”).

2. AGREEMENT TO SELL AND PURCHASE THE NOTE. Subject to the terms and conditions of this Agreement at the Closing (as defined below), the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, the Note at a purchase price equal to 100% of the principal amount thereof, for a total purchase price of twenty-five million dollars (the “Purchase Price”). The Note executed and delivered at Closing and dated as of the date of the Closing shall (i) include a maturity date that is four years from the date of the Closing and (ii) include a conversion price that equals 120% of the average of the closing prices of the Company’s common stock (determined in accordance with the Note) for the five trading day period ending on the Business Day (as defined in the Note) immediately preceding the date of the Closing.

3. CLOSING AND DELIVERY.

3.1 Closing. The closing of the purchase and sale of the Note pursuant to this Agreement (the “Closing”) shall be held at the offices of Debevoise & Plimpton LLP, 919 Third

Avenue, New York, NY 10022 on the fourteenth day following the Effective Date (the “Closing Date”). At or prior to the Closing, the Purchaser and the Company shall execute any related agreements or other documents required to be executed and/or delivered hereunder, dated as of the Closing Date.

3.2 Delivery. At the Closing (i) the Purchaser shall deliver to the Company a check or wire transfer funds in the amount of the Purchase Price; and (ii) the Company shall issue and deliver to the Purchaser the Note.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on the Schedule of Exceptions delivered to the Purchaser concurrently herewith, the Company hereby represents and warrants as of the date hereof and as of the Closing to the Purchaser as follows:

4.1 Organization and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as described in the SEC Documents (as defined in Section 4.10 below), and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company or to perform its obligations under any of the Transaction Documents (any of the foregoing, a “material adverse effect”).

4.2 Corporate Power; Authorization.

(a) The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, the other Transaction Documents, to sell and issue the Securities and carry out and perform all of its obligations under this Agreement and the other Transaction Documents. Each of Transaction Documents constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) in the case of this Agreement and the Collaboration Agreement, to the extent that the enforceability of those provisions relating to indemnity or contribution may be limited by applicable laws.

(b) Without limiting the generality of the foregoing, the board of directors of the Corporation have approved the transactions contemplated by the Transaction Documents for purposes of Section 203 of the Delaware General Corporation Law. No provision of Section 203 of the Delaware General Corporation Law or the articles of incorporation or bylaws of the Company would restrict or impair the ability of the Purchaser to vote, or otherwise to exercise the rights of a shareholder with respect to the shares of Common Stock acquired by Purchaser or one of its Subsidiaries (as defined in the Note) prior to the date hereof or that are part of the Securities.

4.3 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement and the other Transaction Documents and the issuance, sale and delivery of the Securities by the Company and any exercise of rights by the Purchaser thereunder will not conflict with or result in a breach or violation of the terms, conditions or provisions of, or result in any acceleration or loss of rights under (including upon the passage of time or notice or both) (a) the Certificate of Incorporation or Bylaws of the Company, (b) any statute, law, rule or regulation (including without limitation, the rules and regulations applicable to the Nasdaq Stock Market and applicable securities laws) applicable to the Company, (c) any state or federal order, judgment or decree applicable to the Company or (d) any indenture, mortgage, lease or other agreement or instrument to which the Company or any of its properties is subject, and, in the case of clauses (b), (c) or (d), where such breach or violation would have a material adverse effect or materially impair or limit the exercise of rights by the Purchaser granted under any of the Transaction Documents. The execution, delivery and performance of and compliance with this Agreement and the issuance, sale and delivery of the Securities by the Company will not require the approval of its stockholders, or result in the creation or imposition of any lien upon any of the properties or assets of the Company.

4.4 Valid Issuance. The Securities, when issued and paid for in compliance with the provisions of this Agreement (or, in the case of shares of Common Stock, upon any conversion of the Note), will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive right that has not been effectively waived.

4.5 Indebtedness. Schedule 4.5 is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness of, or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Company outstanding on the Effective Date, (A) the aggregate principal or face amount of which, for each such arrangement, equals or exceeds (or, based on credit commitments existing as of the date hereof, may equal or exceed) $50,000, or (B) which constitutes Permitted Lien Indebtedness (as defined in the Note), and the aggregate principal or face amount outstanding or that may become outstanding (based on credit commitments existing as of the date hereof) under each such arrangement as of the Effective Date is correctly described on Schedule 4.5.

4.6 Absence of Liabilities. Other than in connection with the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries has any liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due), except those which (i) are fully reflected or provided for in the Financial Statements or (ii) were incurred in the ordinary course of business (and which remain outstanding), none of which would, individually or in the aggregate, have a material adverse effect.

4.7 Properties; Liens and Encumbrances. Except for Permitted Liens (as such term is defined in the Note), the Company owns all its material property and assets free and clear of any and all Liens (as defined in the Note), encumbrances and other security interests.

4.8 Subsidiaries. The Company has no Subsidiaries (as defined in the Note).

4.9 Registration Rights. Except as provided for herein and as set forth in the SEC Documents, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any of its securities which may hereafter be issued. The Company is eligible to register Registrable Securities (as defined in Section 10) on a Registration Statement on Form S-3 in accordance with Section 10. No registration obligation disclosed in the SEC Documents would limit the exercise of the registration rights granted herein in the manner set forth herein.

4.10 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the United States Securities and Exchange Commission (the “SEC”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the twelve (12) months preceding the Effective Date. As of their respective filing dates (or, if amended, when amended), all documents filed by the Company with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required (under the federal securities laws in connection with the sale of the Securities) to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the notes thereto) of the Company included in the SEC Documents (the “Financial Statements”) comply as to form and substance in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

4.11 Intellectual Property. Except as set forth on Schedule 4.11 hereto, the Company owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets and know-how that are necessary for the conduct of its business as presently conducted and as described in the SEC Documents. Except as set forth in the SEC Documents, the Company has not received any written notice of, nor has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect.

4.12 Capitalization. The capitalization of the Company is as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and subsequently filed SEC Documents. The Company has not issued any capital stock since December 31, 2005 other than pursuant to equity incentive and employee benefit plans, warrants and other convertible securities disclosed in the Company’s SEC Documents filed before the Effective Date. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights not effectively waived. Except as set forth in or contemplated by the Company’s SEC Documents or as otherwise described in this Agreement, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

4.13 Litigation. There is no pending or, to the Company’s knowledge, threatened, action, suit or other proceeding to which the Company is a party or to which its property or assets are subject that is not disclosed in the SEC Documents that is required to be so disclosed.

4.14 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Transaction Documents except for compliance with the securities and blue sky laws in the states and other jurisdictions in which Securities are offered and/or sold, which compliance will be effected in accordance with such laws.

4.15 No Material Adverse Change. Except as otherwise disclosed herein, since December 31, 2005, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Company’s Form 10-K for the period ended December 31, 2005 except changes in the ordinary course of business or which have not been, either individually or in the aggregate, materially adverse.

4.16 Securities Violations. The Company represents and warrants that none of its directors or officers is or has within the last five years, been the subject of, or a defendant in: (i) an enforcement action or prosecution (or settlement in lieu thereof) brought by a governmental authority relating to a violation of securities, tax, fiduciary or criminal laws, or (ii) a civil action (or settlement in lieu thereof) brought by shareholders or investors in a common investment vehicle for violation of duties owed to the shareholders or investors.

4.17 Nasdaq. The Company’s Common Stock is listed on The Nasdaq National Market.

4.18 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 5.1 hereof, the offer and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

4.19 Investment Company Act and Public Utility Holding Company Act. The Company is not (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

5.1 The Purchaser represents and warrants as of the date hereof and as of the Closing to the Company that:

(a) Without limiting any of the representations and warranties of the Company in any Transaction Document, the Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, either alone or together with the advice of the Purchaser’s representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with the Purchaser’s representative, all information the Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Securities.

(b) The Purchaser is acquiring the Securities being acquired by the Purchaser pursuant to this Agreement for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 10.

(c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d) The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(e) The Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 10.7 relating to indemnity or contribution.

5.2 The Purchaser represents and warrants to and covenants with the Company that it has not engaged in any short sales of the Company’s Common Stock within the three (3) month period prior to the Closing Date.

5.3 The Purchaser understands that nothing in the SEC Documents, this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice rendered to the Purchaser and that independent legal counsel has reviewed these documents and materials on the Purchaser’s behalf. Without limiting any of the representations and warranties of the Company in any Transaction Document, the Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, DISCLAIMER, INDEMNIFICATION.

6.1 Survival. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchaser herein and in the certificates for the securities delivered pursuant hereto shall survive the Closing. The representations and warranties shall expire on the earlier of (i) repayment in full of all outstanding amounts under the Note or (ii) conversion of all outstanding amounts under the Note pursuant to Section 6 of the Note. The covenants and agreements of the parties herein shall survive without expiration unless otherwise specified herein.

6.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.3 Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT.

7. CONDITIONS TO COMPANY’S OBLIGATIONS AT CLOSING. The Company’s obligation to sell, issue and deliver the Note to the Purchaser at the Closing shall be subject to the following conditions to the extent not waived by the Company:

7.1 Receipt of Payment. The Company shall receive payment at the Closing by check or wire transfer of immediately available funds, in the full amount of the Purchase Price.

7.2 Representations, Warranties and Covenants. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct when made and as of the Closing. The Purchaser shall have performed and complied with all obligations and conditions required to be performed and complied with by the Purchaser under this Agreement on or prior to the Closing.

8. CONDITIONS TO PURCHASERS’ OBLIGATIONS AT CLOSING. The Purchaser’s obligation to accept delivery of and pay for the Note at the Closing shall be subject to the following conditions to the extent not waived by such Purchaser:

8.1 Issuance of Note. The Purchaser shall have received the Note, duly executed and delivered.

8.2 Representations, Warranties and Covenants. The representations and warranties made by the Company in Section 4 hereof shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date and the representations and warranties made by the Company in the Security Agreement shall be true and correct on and as of the Closing Date. The Company shall have performed and complied with all obligations, covenants and conditions to be performed and complied with by the Company under this Agreement on or prior to the Closing.

8.3 Delivery of Documents. The Purchaser shall have received the Security Agreement, duly executed and delivered by the Company.

8.4 No Default. As of the Closing, the Company shall not be in default or material breach of this Agreement or the Collaboration Agreement

8.5 Officer’s Certificate. The Purchaser shall have received a certificate, dated the Closing Date, signed by an executive officer of the Company, confirming compliance with the conditions set forth in Section 8.2 and 8.4.

8.6 Legal Opinion. The Purchaser shall have received from Cooley Godward LLP, counsel for the Company, a legal opinion, dated as of the Closing Date, which contains the opinions set forth on Exhibit B and is otherwise in form and substance reasonably satisfactory to the Purchaser.

8.7 Lien Searches and Terminations. The Purchaser shall have received certified copies of search reports, each dated on or reasonably prior to the Closing Date and conducted by a Person reasonably acceptable to the Purchaser, with respect to (A) Uniform Commercial Code filings, federal and state tax liens and judgment liens for the Company and (B) each jurisdiction in which a Uniform Commercial Code financing statement may have been filed under applicable law (as in effect prior to, on or after July 1, 2001) to perfect the personal property collateral of the Company and (ii) evidence of the termination of each Lien (as defined in the Note) indicated in such search reports (except for any Permitted Liens (as defined in the Note), including duly executed Uniform Commercial Code termination statements and any other documents required to terminate the effectiveness of filings creating liens with the Patent and Trademark Office or the Copyright Office.

9. COVENANTS AND AGREEMENTS.

9.1 The Company shall at all times prior to the full repayment or conversion of the Note a sufficient number of shares for issuance upon any conversion of the Note.

10. RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

10.1 Certain Definitions. When used in this Section 10 of this Agreement, the following terms shall have the following respective meanings:

(a) “Holder” shall mean the Purchaser and each of its permitted assigns under Section 10.2(c) then holding any Registrable Securities.

(b) “Registrable Securities” shall mean (i) the shares of Common Stock issued or issuable pursuant to the terms of the Note (including, to the extent permitted by the SEC, any Common Stock issuable as payment of interest on the principal amount of the Note), (ii) any other Common Stock held by Pfizer Inc. or any of its subsidiaries as of the Effective Date and (iii) any other shares of Common Stock issued in respect any security listed in clause (i) or (ii) above as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events.

(c) “Registration Expenses” shall mean all expenses other than Selling Expenses incurred in connection with registrations, filings or qualifications pursuant to this agreement, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, escrow fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Holder.

(d) “Selling Expenses” shall mean all underwriting discounts and selling commissions and, except as set forth in Section 10.1 (c) above, fees and disbursements of counsel for the Holder, applicable to the applicable sale.

10.2 Restrictions on Transfer.

(a) The Purchaser agrees not to dispose of any Security required to bear a legend referred to under Section 10.2(b) unless and until:

(i)	There is then in effect a registration statement under the Securities Act covering the proposed disposition of such Security and such disposition is made in accordance with such registration statement; or

(ii)	(A) Except in connection with a sale referred to in paragraph (a)(i) or exempt from registration under Rule 144, (A) the transferee of such Security has agreed in writing to be bound by the terms of this Agreement, and (B) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such securities under the Securities Act.

(iii)	Notwithstanding the provisions of paragraphs (a)(i) and (a)(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser (or its permitted transferee) to the extent such transfer is made by (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (C) a corporation to a subsidiary of which it owns at least eighty percent (80%) of the capital stock, or to a parent corporation that owns at least eighty percent (80%) of the capital stock of the Purchaser.

(b) Each certificate representing Securities shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws, as provided elsewhere in this Agreement or any other applicable agreement or instrument):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Company shall be obligated to reissue promptly unlegended certificates at the request of the Purchaser if (A) the Purchaser shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of (with no need for compliance with Rule 144) without registration, qualification or legend or (B) the Purchaser has disposed of such Securities pursuant to an effective registration statement.

Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

(c) The registration rights granted under Section 10.3 of this Agreement shall not be transferable except in connection with transfers permitted under Section 10.2(a)(iii).

10.3 Registration Procedures. The Company is obligated to do the following:

(a) The Company shall prepare and file with the SEC, as promptly as practicable and in any event no later than thirty (30) days following the Closing Date, a registration statement in order to register with the SEC the resale by the Holder, from time to time, of the Registrable Securities through Nasdaq and/or the facilities of any national securities exchange on which the Common Stock is then traded, and/or in privately negotiated transactions and/or such other methods of distribution as may be elected by the Holder (a “Registration Statement”). The Company shall use reasonable best efforts to cause such Registration Statement to be declared effective as soon as reasonably practicable following the Closing Date.

(b) The Company shall prepare and file with the SEC (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, (ii) such SEC Documents and (iii) such other filings required by the SEC, in each case as may be necessary to keep the Registration Statement continuously effective and not misleading until all of the Registrable Securities held by the Holder that are registered under such Registration Statement have been resold. Notwithstanding the foregoing, if, at any time following the effectiveness of a Registration Statement, the Company shall have determined that the Company may be required to disclose a material corporate development, the disclosure of which would be materially adverse to the Company, the Company may suspend the effectiveness of a Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the SEC or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act, which suspension shall endure for such period as deemed necessary by the Company upon advice of counsel (a “Suspension Period”), by giving notice to the Holders, provided that (x) the Company will use commercially reasonable efforts to limit the length of any Suspension Period to a reasonable period of time but in no event (i) shall any Suspension Period exceed 45 days in any single occurrence, (ii) shall any Suspension Period commence within 10 calendar days of another Suspension Period or (iii) shall Suspension Periods exceed a total of 60 days in any twelve month period and (y) the Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and end the Suspension Period. Each Holder agrees that, upon receipt of any notice from the Company of a Suspension Period, the Holder will not sell any Registrable Securities pursuant to the Registration Statement until (i) the Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) the Holder has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) the Holder has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

(c) In order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Holders, the Company shall furnish to the Holders with respect to the Registrable Securities registered under a Registration Statement such number of copies of prospectuses, prospectus supplements and preliminary prospectuses as the Holders reasonably request in conformity with the requirements of the Securities Act.

(d) The Company shall file any documents required of the Company for normal blue sky clearance in states specified in writing by the Holders; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(e) The Company shall furnish to the Holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have the opportunity to object to any information pertaining solely to such Holder that is contained therein and the Company will make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment.

(f) The Company shall promptly notify each Holder and the underwriter or underwriters, if any:

(i)	when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

(ii)	of any written comments from the Commission with respect to any filing referred to in clause (i) or of any written request by the Commission for amendments or supplements to such registration statement or prospectus; and

(iii)	of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) The Company shall use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States governmental agencies or authorities as may be necessary to enable each holder thereof to consummate the disposition of such Registrable Securities.

(h) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(i) The Company shall cause all such Registrable Securities registered pursuant hereunder to be listed on NASDAQ or such securities exchange(s) on which the Common Stock of the Company is then listed.

(j) The Company shall provide a transfer agent and cooperate with the Holders to facilitate timely preparation and delivery of certificates representing the Registrable Securities sold pursuant to such registration statement free of any restrictive legends and in such denominations and registered in such names as Purchaser may request in writing at least two business days prior to sales of securities pursuant to such registration statement.

(k) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, which statement shall cover the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement.

(l) Make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by the Holders, underwriter, attorney, accountant or agent in connection with such registration statement, in each case as and to the extent necessary to permit the holders to conduct a reasonable investigation within the meaning of the Securities Act.

(m) In connection with any underwritten public offering of the Securities, the Company shall furnish to each Holder a signed counterpart, addressed to such Holder (and the underwriters),

(i)	an opinion of counsel for the Company, dated the effective date of the underwriting agreement, reasonably satisfactory in form and substance to such holder and underwriters, and

(ii)	a “comfort” letter, dated the effective date of such registration statement (and a bring-down comfort letter) dated the date of any closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants’ letter, such other financial matters, as such holder (or the underwriters) may reasonably request.

10.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section 10.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders.

10.5 Termination of Registration Rights. All registration rights granted to the Holders under this Section 10 shall terminate and be of no further force and effect upon the earlier to occur of (i) date that all Registrable Securities held by the Holders may be immediately sold pursuant to Rule 144(k) and (ii) the fourth anniversary of the date of the Closing.

10.6 Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 10.3 that each Holder shall furnish to the Company such information regarding itself, the Securities held by the Holder and the intended method of disposition of such securities as shall be required under applicable law to effect the registration of the Securities. As soon as practicable following the Closing Date, the Company shall Deliver a questionnaire (a “Questionnaire”) to the Holder requesting, among other things, the following information regarding the Holder: (i) legal name, address, telephone and fax number, (ii) beneficial ownership of the Registrable Securities to be registered and other securities of the Company held by Holder, (iii) relationships with the Company, and (iv)

intended plan of distribution of the Securities to be registered. If a properly completed and signed Questionnaire is received by the Company not later than 10 business days after receipt thereof by the Holder, the Holder delivering such questionnaire shall be entitled to have its Securities included in the Registration Statement.

10.7 Indemnification. In the event any Registrable Securities are included in a Registration Statement under Section 10.3:

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Holders, the partners, officers, directors and legal counsel of the Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses (including attorney fees) or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement; and the Company will reimburse the Holders and each such partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 10.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holders or any such partner, officer, director, underwriter or controlling person of the Holders.

(b) To the extent permitted by law, the Holder will, if Registrable Securities held by the Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such Registration Statement or any of such other Holder’s partners, directors or officers or any person who controls the Holder, against any losses, claims, damages, expenses (including attorney fees), or liabilities (several) to which the Company or any such director, officer, counsel, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities

(or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holders under an instrument duly executed by the Holder and stated to be specifically for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, counsel, controlling person, underwriter in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 10.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 10.7(b) exceed the net proceeds from the offering received by the Holder.

(c) Promptly after receipt by an indemnified party under this Section 10.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.7.

(d) If the indemnification provided for in this Section 10.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by the Purchaser hereunder exceed the net proceeds from the offering received by the Holder.

(e) The obligations of the Company and the Holder under this Section 10.7 shall survive completion of any offering of Registrable Securities in a Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

11. MISCELLANEOUS.

11.1 Termination. This Agreement shall terminate without action by either party to the extent the Closing does not occur within 30 days of the date hereof. Termination shall not relieve any party of any liability for any breach occurring prior to such termination.

11.2 Broker’s Fee. The Company and the Purchaser hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the Securities; and the Company and the Purchaser shall indemnify each other for any such fees for which they are responsible.

11.3 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)	If to the Company:

Monogram Biosciences Inc.
345 Oyster Point Boulevard
South San Francisco, California 94080

Attention: Chief Executive Officer
Facsimile No: +1 650-635-1111

with a copy to:

Attention: General Counsel
Facsimile No.: +1 650-635-1111

or to such other person at such other place as the Company shall designate to the Purchaser in writing.

(b)	If to the Purchaser:

Pfizer Inc.
235 East 42nd Street
New York, New York 10017

Attention: President, Pfizer Human Health
Facsimile No.: +1 212-808-8652

with a copy to:

Attention: Vice Chairman, Executive Vice President
and General Counsel
Facsimile No.: +1 212-808-8924

or to such other person at such other place as the Purchaser shall designate to the Company in writing.

11.4 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser.

11.5 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.6 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

11.8 Submission to Jurisdiction.

(a) Submission to Jurisdiction. In accordance with Section 5-1402 of the New York General Obligations Law, the Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the holder may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

(b) Waiver of Venue and Inconvenient Forum. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 11.8. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each Obligor irrevocably consents to service of process in the manner provided for notices in Section 11.3. This Section 11.8(c) does not affect any other method of service allowed by law. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.8.

11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

11.10 Successors and Assigns. (a) Pfizer Inc. may designate one or more of its direct or indirect subsidiaries to purchase the Note and/or any other obligations hereunder and in such event the “Purchaser” shall refer to such assignee(s), provided that Pfizer Inc. will remain liable for the obligations of such subsidiaries hereunder.

(b) Except as provided in Section 11.10(a), this Agreement and all obligations hereunder shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable.

(c) Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (and for the avoidance of doubt references herein to a party shall also be deemed to also refer to successors and assigns).

11.11 Payment of Fees and Expenses. Except as provided in Section 10, each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

MONOGRAM BIOSCIENCES, INC.

By:	/s/ William D. Young
Name:	William D. Young
Title:	Chief Executive Officer

PFIZER INC.

By:	/s/ Marie-Caroline Sainpy
Name:	Marie-Caroline Sainpy
Title:	Senior Vice President USP Marketing and Worldwide Commercial Development